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                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1998, on the financial statements of Vanguard Cellular Systems of South Carolina, Inc., included in Triton PCS Holdings, Inc.'s Form 8-K filed November 9, 2000, and to all references to our Firm included in or made a part of this Registration Statement.



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP
Greensboro, North Carolina,
January 31, 2001